As filed with the Securities and Exchange Commission on July 13, 2026

Registration No. 333-289575

Registration No. 333-281486

Registration No. 333-274183

Registration No. 333-273555

Registration No. 333-265247

Registration No. 333-262881

Registration No. 333-253414

Registration No. 333-243757

Registration No. 333-236712

Registration No. 333-228994

Registration No. 333-223105

Registration No. 333-218084

Registration No. 333-216169

Registration No. 333-208702

Registration No. 333-206180

Registration No. 333-201378

Registration No. 333-194536

Registration No. 333-189738

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to:

Form S-8 Registration Statement No. 333-289575

Form S-8 Registration Statement No. 333-281486

Form S-8 Registration Statement No. 333-274183

Form S-8 Registration Statement No. 333-273555

Form S-8 Registration Statement No. 333-265247

Form S-8 Registration Statement No. 333-262881

Form S-8 Registration Statement No. 333-253414

Form S-8 Registration Statement No. 333-243757

Form S-8 Registration Statement No. 333-236712

Form S-8 Registration Statement No. 333-228994

Form S-8 Registration Statement No. 333-223105

Form S-8 Registration Statement No. 333-218084

Form S-8 Registration Statement No. 333-216169

Form S-8 Registration Statement No. 333-208702

Form S-8 Registration Statement No. 333-206180

Form S-8 Registration Statement No. 333-201378

Form S-8 Registration Statement No. 333-194536

Form S-8 Registration Statement No. 333-189738

UNDER

THE SECURITIES ACT OF 1933

ESPERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1870780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3891 Ranchero Drive, Suite 150

Ann Arbor, MI 48108

(Address of Principal Executive Offices) (Zip Code)

2022 STOCK OPTION AND INCENTIVE PLAN, AS AMENDED

2020 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

2017 INDUCEMENT EQUITY PLAN, AS AMENDED

AMENDED AND RESTATED 2013 STOCK OPTION AND INCENTIVE PLAN

2013 STOCK OPTION AND INCENTIVE PLAN

2008 INCENTIVE STOCK OPTION AND RESTRICTED STOCK PLAN

(Full titles of the plans)

Sheldon L. Koenig

Chief Executive Officer and President

Esperion Therapeutics, Inc.

3891 Ranchero Drive, Suite 150

Ann Arbor, MI 48108

(734) 887-3903

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David D’Urso

Adam Cromie

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

(212) 839-5300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”), filed by Esperion Therapeutics, Inc., a Delaware corporation (the “Company”), remove from registration as of the date hereof all shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) previously registered under the following Registration Statements on Form S-8 filed by the Company (the “Registration Statements”) with the U.S. Securities and Exchange Commission (the “SEC”) pertaining to the registration of shares of Common Stock.

•	Registration No. 333-289575, which was previously filed with the SEC on August 13, 2025, registering 6,250,000 shares of Common Stock under the 2022 Stock Option and Incentive Plan, as amended;

•	Registration No. 333-281486, which was previously filed with the SEC on August 12, 2024, registering (i) 6,250,000 shares of Common Stock under the 2022 Stock Option and Incentive Plan, as amended, and (ii) 6,175,000 shares of Common Stock under the 2020 Employee Stock Purchase Plan, as amended;

•	Registration No. 333-274183, which was previously filed with the SEC on August 24, 2023, registering 1,500,000 shares of Common Stock under the 2017 Inducement Equity Plan, as amended;

•	Registration No. 333-273555, which was previously filed with the SEC on August 1, 2023, registering 6,250,000 shares of Common Stock under the 2022 Stock Option and Incentive Plan, as amended;

•	Registration No. 333-265247, which was previously filed with the SEC on May 26, 2022, registering 4,400,000 shares of Common Stock under the 2022 Stock Option and Incentive Plan;

•	Registration No. 333-262881, which was previously filed with the SEC on February 22, 2022, registering 1,571,842 shares of Common Stock under the Amended and Restated 2013 Stock Option and Incentive Plan;

•	Registration No. 333-253414, which was previously filed with the SEC on February 23, 2021, registering 697,759 shares of Common Stock under the Amended and Restated 2013 Stock Option and Incentive Plan;

•	Registration No. 333-243757, which was previously filed with the SEC on August 10, 2020, registering 825,000 shares of Common Stock under the 2020 Employee Stock Purchase Plan, as amended;

•	Registration No. 333-236712, which was previously filed with the SEC on February 27, 2020, registering (i) 687,447 shares of Common Stock under the Amended and Restated 2013 Stock Option and Incentive Plan and (ii) 400,000 shares of Common Stock under the 2017 Inducement Equity Plan;

•	Registration No. 333-228994, which was previously filed with the SEC on December 21, 2018, registering 670,621 shares of Common Stock under the Amended and Restated 2013 Stock Option and Incentive Plan;

•	Registration No. 333-223105, which was previously filed with the SEC on February 20, 2018, registering 657,616 shares of Common Stock under the Amended and Restated 2013 Stock Option and Incentive Plan;

•	Registration No. 333-218084, which was previously filed with the SEC on May 18, 2017, registering 750,000 shares of Common Stock under the 2017 Inducement Equity Plan;

•	Registration No. 333-216169, which was previously filed with the SEC on February 22, 2017, registering 563,885 shares of Common Stock under the Amended and Restated 2013 Stock Option and Incentive Plan;

•	Registration No. 333-208702, which was previously filed with the SEC on December 22, 2015, registering 562,973 shares of Common Stock under the Amended and Restated 2013 Stock Option and Incentive Plan;

•	Registration No. 333-206180, which was previously filed with the SEC on August 6, 2015, registering 923,622 shares of Common Stock under the Amended and Restated 2013 Stock Option and Incentive Plan;

•	Registration No. 333-201378, which was previously filed with the SEC on January 6, 2015, registering 508,821 shares of Common Stock under the 2013 Stock Option and Incentive Plan;

•	Registration No. 333-194536, which was previously filed with the SEC on March 13, 2014, registering 383,935 shares of Common Stock under the 2013 Stock Option and Incentive Plan; and

•	Registration No. 333-189738, which was previously filed with the SEC on July 1, 2013, registering (i) 668,816 shares of Common Stock under the 2008 Incentive Stock Option and Restricted Stock Plan and (ii) 1,154,129 shares of Common Stock under the 2013 Stock Option and Incentive Plan.

On May 1, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Essence Parent Inc., a Delaware corporation (“Parent”), and Essence MergerCo Inc., a Delaware corporation and wholly owned subsidiary of Parent (“MergerCo”), which provides for the merger of MergerCo with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). The Merger became effective on July 13, 2026, pursuant to a Certificate of Merger filed with the Secretary of State of the State of Delaware.

As a result of the Merger, the Company has terminated all offerings of the Company’s securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. The Company, by filing these Post-Effective Amendments, hereby terminates the effectiveness of the Registration Statements and removes from registration any and all plan interests and any and all securities registered for issuance under the Registration Statements that remain unsold as of the date hereof. This filing is made in accordance with an undertaking made by the Company in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance that remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ann Arbor, State of Michigan, on this July 13, 2026.

ESPERION THERAPEUTICS, INC.

By:	/s/ Sheldon L. Koenig
	Name:	Sheldon L. Koenig
	Title:	Chief Executive Officer and President

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.